EXHIBIT 5
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  [LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON]








                                             212-859-8000
April 9, 1996                           (FAX:  212-859-8587)



Audiovox Corporation
150 Marcus Boulevard
Hauppauge, New York  11788

Ladies and Gentlemen:

          We are acting as special counsel to Audiovox
Corporation (the "Company"), in connection with the registration pursuant to a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed as of the date hereof, of (i) 1,668,875 common stock purchase warrants (the "Warrants") exercisable for shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company, such Warrants issued by the Company pursuant to a Warrant Agreement (the "Warrant Agreement") dated May 9, 1995 between the Company and Continental Stock Transfer & Trust Company (the "Warrant Agent"), and (ii) the shares of Class A Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies, of all such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinions, we have relied upon certificates and

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Audiovox Corporation          2             April 9, 1996

statements of public officials and officers and representatives of the Company and of others. We have assumed, for purposes of the opinions expressed herein, that
(i) the Warrant Agent for the Warrants has the power and authority to enter into and perform its obligations under the Warrant Agreement, and (ii) the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and is a valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms.


          Based upon the foregoing and subject to the limitations set forth herein, (i) the Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (ii) the Warrant Shares, when issued, delivered and paid for in accordance with the Warrant Agreement and this Registration
Statement, will be validly issued, fully paid and non-assessable.

          The opinion set forth above as to enforceability is subject to the following:

               (i)  applicable bankruptcy, insolvency,
          reorganization, moratorium or other laws now or hereafter in effect affecting creditors' rights generally;

               (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether such principles are considered in a proceeding in equity or at law; and

               (iii)     the application of any applicable
          fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person.

          This opinion is limited to the federal laws of the United States of America and the laws of the State of New
York, as currently in effect.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of such persons

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Audiovox Corporation          3             April 9, 1996

          whose consent is required under Section 7 of the Securities Act of 1933, as amended.

          The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose except as specifically provided for herein.

                              Very truly yours,




                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON






                              By:  /s/ Stuart H. Gelfond

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                                   Stuart H. Gelfond